UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 1, 2013 (July 30, 2013)
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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Trafalgar Square
Suite 455
Nashua, NH 03063
(Address of principal executive offices, including zip code.)

(603) 732-6948
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On August 27, 2013, the company issued a Prepayment Notice to Asher Enterprises, Inc. that stated:

Pursuant to Section 1.9 of the Convertible Promissory Note dated March 7, 2013 with Asher Enterprises, Inc. in the principal amount of $15,500 (the “Note”), please be advised that Minerco Resources, Inc. (the “Company”) is exercising its right, on not less than three (3) trading days prior written notice to you, to prepay the outstanding principal and accrued interest on the Note in full.  This prepayment notice is being delivered to you as the holder of the Note at your registered address.  This letter shall serve as written notice of the prepayment of the Note as delivered to you in accordance with Section 4.2 of the Note.

We acknowledge and agree that on or before August 30, 2013, the optional prepayment date, we will make payment to your order of an amount equal to 175% multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) of the Note.  All capitalized terms have the meaning set forth in the Note.

The foregoing description of the Prepayment Notice is qualified in its entirety by reference to the full text of the Prepayment Notice, attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission and incorporated herein by reference.

On August 28, 2013, the company prepaid the Note, including accrued interest and prepayment penalties, in the amount of $27,658.37 from cash on hand in the form of a bank wire transfer to Asher Enterprises, Inc.

All terms and descriptions have the meaning set forth in the Convertible Promissory Note, dated March 7, 2013, and are incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
10.1	Notice of Prepayment of Note				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINERCO RESOURCES, INC.

Dated: August 29, 2013	By:	/s/ John Powers